Exhibit 10.03

THE OFFER AND SALE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF STOCK HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NEITHER THIS WARRANT NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Warrant No.	March 13, 2006

WARRANT
to Purchase the Common Stock of
Hawaiian Holdings, Inc.

THIS CERTIFIES THAT, for value received,                      at the address set forth on the books and records of the Company, or registered assigns, is entitled to purchase from Hawaiian Holdings, Inc., a Delaware corporation, or any successor (the “Company”), in whole or in part, at a purchase price of $5.00 per share (subject to adjustment as provided herein), at any time, from and after the date hereof to and including March 13, 2009,                 shares of the fully paid and nonassessable Common Stock (as herein defined) (as such number may be adjusted as provided herein).

The shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number”.  Certain terms used in this Warrant are defined in Section 6.

This Warrant is being issued in connection with the provision of additional credit by Holder under the Credit Agreement, as modified by an amendment of even date herewith.

The number of shares of Common Stock purchasable hereunder (“Warrant Shares”) is subject to adjustment as hereinafter set forth.  This Warrant is subject to the following provisions, terms and conditions:

1.               (a)          Exercise of Warrant.  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by (A) the delivery of this Warrant, together with a properly completed Subscription Form in the form attached hereto, to the principal office of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 (or to such other address as it may designate by notice in writing to the Holder) and (B) payment to the Company of the Warrant Purchase Price for the Warrant Shares being purchased (i) by cash or by certified check or bank draft, (ii) as provided in Section 1(b) or (iii) any combination thereof.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid.  Certificates for the shares so purchased shall be delivered to the Holder within two (2) Business Days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing, and with an Aggregate Number equal to, the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of such Holder, appropriate notation may be made on this Warrant and signed by the Company and the same returned to such Holder.

(b)         Exercise by Reduction in Term Loan Amount.  In lieu of paying cash as provided in Section 1(a), the Holder shall have the right to exercise this Warrant by reducing the principal amount of such Holder’s Term Loan (as defined in the Credit Agreement) by an amount equal to the aggregate Warrant Purchase Price for the Warrant Shares being purchased hereunder.

(c)         Exercise at the Option of the Company.  If, for a period of thirty (30) consecutive calendar days, the average closing price of the Common Stock on the American Stock Exchange  (or, if the Common Stock is no longer listed on the American Stock Exchange, on such other national securities exchange on which the Common Stock is then listed or admitted to trading) is equal to or greater than $9.00 per share, the Company shall have the right and option  (the “Forced Exercise Option”) to cause the Holder to exercise all of its rights under this Warrant and to pay to the Company the aggregate Warrant Purchase Price for all the Warrant Shares represented by this Warrant.  The Business Day immediately following such thirty (30) day period is referred to herein as the “Forced Exercise Date.”  To exercise the Forced Exercise Option, the Company must deliver to the Holder at its principal offices, at any time after the Forced Exercise Date (and provided that the Warrant Shares are covered by an effective registration statement, and the disposition of such Warrant Shares is not restricted by the blackout provisions contained in Section 2.05 of the Registration Rights Agreement), a written notice of exercise of the Force Exercise Option (the “Forced Exercise Notice”). Within ten (10) Business Days upon receipt of such Forced Exercise Notice, the Holder shall elect to exercise this Warrant either as set forth in Section 1(a) or Section 1(b) and shall submit a properly completed Subscription Form to the Company.  If the Holder fails to exercise this Warrant as so required by the end of such ten (10) Business Day period, then this Warrant shall be deemed cancelled and of no further force or effect, and all of Holder’s rights hereunder shall automatically terminate without the necessity of any further action.

(d)         Transfer Restriction Legend.  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

The offer and sale of the shares of stock represented hereby have not been registered pursuant to the Securities Act of 1933, as amended, or any state securities law.  Neither these shares, nor any portion thereof or interest therein, may be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with said Act and any applicable state securities law, or, in the opinion of counsel reasonably satisfactory to the Company, such registration and qualification are not required.

The provisions of Section 2 shall be binding upon all holders of certificates for Warrant Shares bearing the above legend and shall also be applicable to all holders of this Warrant.

(e)         Expenses and Taxes on Exercise.  The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any stock certificates and substitute Warrants pursuant to this Section 1, except that, in case such stock certificates or Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates or Warrants shall be paid by the Holder to the Company at the time the Company delivers such stock certificates or Warrants to the Company for exercise.

2.               (a)          Warrants and Warrant Shares Not Registered; Transferee Restrictions.  Each Holder, by acceptance thereof, represents and acknowledges that the offer and sale of this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act, that the issuance of this Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the initial Holder of this Warrant to the Company that such Holder (i) is acquiring this Warrant for investment purposes for its own account, with no present intention of reselling or otherwise distributing the same in violation of the Securities Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control, (ii) is an “accredited investor” as defined in Regulation D under the Securities Act and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of this Warrant.  Neither this Warrant nor the related Warrant Shares may be transferred except pursuant to an effective registration statement under the Securities Act or upon the conditions specified in Section 2(b).

(b)         Notice of Transfer, Opinion of Counsel.  Each Holder, by acceptance hereof, agrees that prior to the disposition of this Warrant or of any Warrant Shares, other than pursuant to an effective registration under the Securities Act, such Holder will give written notice to the Company expressing such Holder’s intention to effect such disposition and describing briefly such Holder’s intention as to the manner in which this Warrant or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed together with an opinion of counsel as may be designated by such Holder and reasonably satisfactory to the Company as to the necessity or non-necessity of registration under the Securities Act.  If in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of the disposition of this Warrant and/or the Warrant Shares issuable or issued upon the exercise of this Warrant, such Holder shall be entitled to dispose of this Warrant and/or the Warrant Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.  The Company is entitled to rely on the most recent written notice from the Holder with respect to the ownership of the Warrant.

3.           Representations, Warranties and Covenants of the Company.

(a)                                  The Company hereby represents and warrants that:

(A)          The Company has full corporate power and authority to execute and deliver this Warrant.

(B)           The execution and delivery of this Warrant and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action on the part of the Company.

(C)           This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(D)          The Holder of this Warrant, when such Warrant is issued by the Company to such Holder, shall have good title thereto free from all taxes, liens and charges with respect to the issuance thereof.

(b)                                 The Company covenants and agrees that:

(A)          Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of the Common Stock to provide therefore.

(B)           Issuance of Shares.  The Warrant Shares issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and the Holder of such Warrant Shares shall have good title to such Warrant Shares free from all taxes, liens and charges with respect to the issuance thereof.

(C)           Listing on Securities Exchanges.  The Company promptly will procure at its sole expense the listing (subject to issuance or notice of issuance) of all Warrant Shares, following registration of such Warrant Shares under the Securities Act, on all stock exchanges on which the shares of Common Stock are then listed.

4.           Participation in Distributions of Common Stock and Certain Adjustments.

Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 4.  No adjustments shall be made under this Section 4 as a result of the issuance by the Company of the Warrant Shares upon exercise of this Warrant.

(a)        Adjustments.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 4, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.  No adjustment shall be made under this Section 4(a) upon the issuance of Convertible Securities or Common Stock issuable upon exercise or conversion of such Convertible Securities if an adjustment shall previously have been made upon the issuance of such Convertible Securities pursuant to Section 4(c).

(i)            Stock Dividends; Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)          issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a “Stock Subdivision”), or

(C)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination.  In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(ii)           Other Distributions.  In case at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution, other than a distribution of Common Stock, Convertible Securities or options, warrants or other rights to subscribe for or purchase any Convertible Securities (collectively, a “Distribution”), of:

(A)          Cash (other than regular quarterly dividends payable out of current consolidated earnings);

(B)           any evidences of its indebtedness, any shares of its Capital Stock (other than Common Stock) or any other securities or property of any nature whatsoever (other than cash); or

(C)           any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness, any shares of its Capital Stock (other than Common Stock) or any other securities or property of any nature whatsoever (other than cash), then the Holder shall be entitled to receive such Distribution as if the Holder had fully exercised this Warrant upon the exercise of this Warrant at any time on or after the taking of such record, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had fully exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of the Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(a)(i) hereof.

(iii)          Issuance of Common Stock.  If at any time or from time to time the Company shall (except as hereinafter provided in this Section 4(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Fair Market Value, then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a Fully Diluted basis) and the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a Fully Diluted basis) and the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Fair Market Value.  The date as of which the Fair Market Value shall be computed shall be the earlier of the date on which the Company shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

The provisions of this Section 4(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under

Section 4(a)(i) hereof.  No adjustment of the Aggregate Number shall be made under this Section 4(a)(iii) upon:

(A)          the issuance of any additional shares of Common Stock which are issued pursuant to (x) the exercise of other subscription or purchase rights or (y) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (x) or (y) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities pursuant to Section 4(a)(iv) or (v) hereof or no such adjustment shall have been required upon the issuance of such other rights or Convertible Securities;

(B)                                the issuance of Common Stock in any merger or other acquisition of a business or Person approved by the Board of Directors of the Company;

(C)                                the issuance of Common Stock in a Qualified Public Offering;

(D)                               the issuance of up to 1,500,000 shares of Common Stock issuable to employees of Hawaiian Airlines, Inc. pursuant to the Hawaiian Airlines, Inc. Stock Bonus Plan;

(E)                                 the issuance of shares of Common Stock upon the exercise of stock options or other awards made or denominated in shares of Common Stock under the Company’s 2005 Stock Incentive Plan or any of the Company’s other stock plans including any stock option, stock purchase, restricted stock or similar plan hereafter adopted by the Board of Directors of the Company and, if required by applicable law or stock exchange requirement, approved by the stockholders of the Company;

(F)                                 the issuance of Common Stock on exercise or conversion of Convertible Securities outstanding on the Closing Date; or

(G)                                the issuance of Common Stock pursuant to Convertible Securities to financial institutions or similar entities in transactions approved by the Board of Directors of the Company, the principal purpose of which is not raising capital through the sale of equity securities.

(iv)          Warrants and Options.  If at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the outstanding Common Stock immediately after the merger and for a period of one hundred eighty (180) days thereafter, or otherwise) issue or sell any warrants, options or other rights to subscribe for or purchase, directly or indirectly, any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value, then the Aggregate Number shall be adjusted as provided in Section 4(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value as hereinafter provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such warrants, options or other rights or such Convertible Securities.  For purposes of this Section 4(a)(iv), the effective date of such adjustment and the date as of which the Fair Market Value shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (y) the date on which the Company shall enter into a firm contract or commitment for the issuance of such warrants, options or other rights and (z) the date of actual issuance of such warrants, options or other rights.

No adjustment of the Aggregate Number shall be made under this Section 4(a)(iv) upon:

(A)          the issuance of any warrants, options or other rights which are issued pursuant to the exercise of any warrants, options or other rights if an adjustment shall have been made or is contemporaneously made or if no such adjustment shall have been required upon the issuance of such warrants, options or other rights, pursuant to this Section 4(a)(iv);

(B)           the issuance of warrants, options or other rights to subscribe for or purchase Convertible Securities in any merger or other acquisition of a business or Person approved by the Board of Directors of the Company;

(C)           the issuance of warrants, options or other rights to subscribe for or purchase shares of Common Stock or other awards made or denominated in shares of Common Stock under the Company’s 2005 Stock Incentive Plan or any of the Company’s other stock plans including any stock option, stock purchase, restricted stock or similar plan hereafter adopted by the Board of Directors of the Company and, if required by applicable law or stock exchange requirement, approved by the stockholders of the Company; or

(D)          the issuance of options, warrants or other rights to subscribe for or purchase Convertible Securities to financial institutions or similar entities in transactions approved by the Board of Directors of the Company, the principal purpose of which is not raising capital through the sale of equity securities.

(v)           Convertible Securities.  If at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a distribution of or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the outstanding Common Stock immediately after the merger and for a period of one hundred eighty (180) days thereafter, or otherwise) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value, then the Aggregate Number shall be adjusted as provided in Section 4(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value as herein provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities.  For purposes of this Section 4(a)(v), the effective date of such adjustment and the date as of which the Fair Market Value shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any such Convertible Securities, (y) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities and (z) the date of actual issuance of such Convertible Securities.

No adjustment of the Aggregate Number shall be made under this Section 4(a)(v) upon:

(A)          the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights if an adjustment shall previously have been made or is contemporaneously made or if no such adjustment shall have been required upon the issuance of such warrants, options or other rights pursuant to Section 4(a)(iv) hereof;

(B)           the issuance of Convertible Securities in any merger or other acquisition of a business or Person approved by the Board of Directors of the Company;

(C)           the issuance of Convertible Securities upon the exercise, conversion or the extension of the term of Convertible Securities outstanding on the Closing Date or the cancellation and reissuance with identical terms and conditions except for a longer term of any such Convertible Securities outstanding on the Closing Date; or

(D)          the issuance of Convertible Securities to financial institutions or similar entities in transactions approved by the Board of Directors of the Company, the principal purpose of which is not raising capital through the sale of equity securities.

(vi)          Subsequent Adjustments.  If at any time after any adjustment of the Aggregate Number shall have been made pursuant to Section 4(a) (iv) or (v) hereof on the basis of the issuance of warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Aggregate Number shall have been made pursuant to this Section 4(a)(vi), then:

(A)          such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange in respect of all or a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, then

(B)           such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation;

(C)           simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of treating the number of additional shares of Common Stock, if any, theretofore actually issued pursuant to any previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 4(a)(iv) or (v), for the consideration actually received and receivable therefor;

and, if and to the extent called for by the foregoing provisions of Section 4(a)(vi) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

(vii)         Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 4(a):

(A)          Whenever the Aggregate Number is adjusted pursuant to this Section 4(a), the Warrant Purchase Price per Warrant Share payable upon exercise of this Warrant shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Aggregate Number prior to such adjustment, and the denominator of which shall be the Aggregate Number following such adjustment.

(B)           The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 4(a).

(C)           To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor or (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price, in any such case excluding any amounts paid or receivable for accrued interest or accrued or accumulated  dividends.  To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then the amount of such consideration shall be deemed to be the fair market value of such other consideration plus, if applicable, the amount of such cash at the time of such issuance, determined in the manner set forth in Section 4(d)(ii).  In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 4(d)(ii).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock or interest on any indebtedness, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend or interest so paid or satisfied.

(D)          The adjustments required by the preceding paragraphs of this Section 4(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made if the amount of such adjustment shall be less than one percent (1%) of the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(E)           In computing adjustments under this Section 4(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(F)           If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)       Changes in Common Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction and without duplication of any adjustment made pursuant to Section 4(a)(i), lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date, other than in the case of a Transaction in which Common Stock was exchanged solely for cash, as nearly equivalent as possible to the adjustments provided for in this Section 4).  The foregoing provisions of this Section 4(b) shall similarly apply to successive Transactions.

(c)         Other Action Affecting Capital Stock.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 4(a) or (b) hereof but not expressly provided for by such provisions (other than the granting of stock appreciation rights, phantom stock rights or other rights with equity features) other than cash bonuses, then, unless in the opinion of the Company’s Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Company’s Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Company’s Board of Directors may in good faith determine to be equitable in the circumstances.

(d)         Notices.

(i)          Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, (B) to offer to the holders of the Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (other than the exercise of pre-emptive rights by such a holder) (C) to effect any reclassification of the Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, or (G) to effect any other action which would require an adjustment under this Section 4, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii)           Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 4, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within twenty (20) Business Days after the event requiring the adjustment) prepare a certificate signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

5.             No Dilution or Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 4 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise or (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

6.             Definitions.  The terms defined in this Section 6, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

(a)        “Aggregate Number” shall have the meaning set forth in the recitals hereto.

(b)       “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(c)        “Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase, and all conversion or exchange rights, voting rights, calls or rights of any character with respect to, any of the foregoing, including, without limitation, any rights in respect of any change in the value of any of the foregoing, including stock appreciation rights and similar interests.

(d)       “Closing Date” shall mean March 13, 2006.

(e)        “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

(f)        “Company” shall have the meaning set forth in the introductory paragraph hereto.

(g)       “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

(h)       “Credit Agreement” shall mean that certain Credit Agreement, dated June 2, 2005 (as amended, restated, supplemented or otherwise modified from time to time, including without limitation the amendment of even date herewith), by and among the Company, Hawaiian Airlines, Inc., a Delaware corporation, as borrower, the lenders that are from time to time parties thereto, and Canyon Capital Advisors, LLC, as agent.

(i)         “Distribution” shall have the meaning set forth in Section 4(a)(ii).

(j)         “Fair Market Value” shall mean, with respect to a share of Common Stock on any date: (i) the fair market value of the outstanding Common Stock over then ten (10) trading days prior to the date of calculation based upon (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on each such day published in The Wall Street Journal (National Edition) or, if no such closing price on each such day is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on each such day, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security, the last trading price of the Common Stock on each such day; and (c) if there shall have been no trading on any such day or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on each such day as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; (ii) if none of (i)(a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors of the Company, which shall be deemed to be “Fair Market Value”; or (iii) such other measure of fair market value as is required by a national securities exchange on which the Common Stock is then listed if such exchange’s measure of fair market value is applicable to the transaction in question.

(k)        “Forced Exercise Date” shall have the meaning set forth in Section 1(c).

(l)         “Forced Exercise Notice” shall have the meaning set forth in Section 1(c).

(m)       “Forced Exercise Option” shall have the meaning set forth in Section 1(c).

(n)       “Fully Diluted” shall mean, with respect to the Common Stock as of a particular time, the total number of outstanding shares of Common Stock as of such time as determined by treating (i) the shares issuable under the Warrants as having been issued and (ii) all outstanding and “in-the-money” and then exercisable Convertible Securities, as having been converted, exercised or exchanged and the shares issuable thereunder as having been issued.

(o)       “Holder” shall mean any holder of an interest in the Warrant or the outstanding Warrant Shares who becomes a holder in compliance with Section 2 hereof.

(p)       “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(q)       “Qualified Public Offering” shall mean the consummation of a firm commitment public offering of the Common Stock of the Company by a nationally recognized investment banking firm pursuant to an effective registration statement under the Securities Act covering the offer and sale of such securities for cash for the account of the Company.

(r)        “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated the Closing Date, by and among the Company and the other parties thereto, relating to the Warrant Shares and the other registrable securities referenced therein.

(s)        “Required Holders” shall mean the holders of a majority of the Total Warrant Shares.

(t)        Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

(u)       “Stock Combination” shall have the meaning set forth in Section 4(a)(i).

(v)       “Stock Dividend” shall have the meaning set forth in Section 4(a)(i).

(w)       “Stock Subdivision” shall have the meaning set forth in Section 4(a)(i).

(x)        “Total Warrants” shall mean this Warrant, together with any portions thereof assigned or transferred.

(y)       “Total Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Total Warrants and which have not been so exercised.

(z)        “Transaction” shall have the meaning set forth in Section 4(b).

(aa)      “Warrant Purchase Price” shall mean the purchase price of $5.00 per share of Common Stock payable upon exercise of this Warrant, as adjusted as provided herein.

(bb)     “Warrants” shall mean this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(cc)      “Warrant Shares” shall have the meaning set forth in the fourth paragraph hereto.

(dd)     As used herein, any reference to a specified percentage of Warrants or Warrant Shares shall exclude any Warrants or Warrant Shares held by the Company or a subsidiary thereof.

7.             Exchange, Replacement and Assignability .  This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company described in Section 1, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by such Holder at the time of such surrender.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of an institutional holder of such Warrants, or in other cases, of a bond of indemnity or other security satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of Warrants, the Company will issue to the Holder a new Warrant of like tenor and date, in lieu of this Warrant or such new Warrants, representing the right to purchase the number of shares which may be purchased hereunder.  Subject to compliance with Section 2, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferees, upon surrender of this Warrant, duly endorsed, to the appropriate office or agency of the Company.  All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7 shall be paid by the Company.

8.             Transfer Books, No Rights as Stockholder, Survival of Rights.  The Company will at no time close its transfer books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.  Except as expressly provided herein, this Warrant shall not entitle the Holder to any voting rights or any rights as a stockholder of the Company.  The rights and obligations of the Company, of the Holder of this Warrant and of any Holder of Warrant Shares issued upon exercise of this Warrant pursuant to the terms of this Warrant shall survive the exercise of this Warrant.

9.             Omissions and Indulgences; Amendment and Waiver.

(a)         It is agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing.

(b)         Any amendment, supplement or modification of or to any provision of this Warrant, any waiver of any provision of this Warrant and any consent to any departure by any party from the terms of any provision of this Warrant shall be effective only if it is made or given in writing and signed by the Company and the Required Holders; provided, however, that no such amendment, supplement or modification may be made without the written consent of the Holder if such amendment, supplement or modification changes the Aggregate Number, the Warrant Purchase Price or the expiration date of this Warrant.

(c)         Any amendment or waiver consented to as provided in this Section 9 is binding upon each future holder of this Warrant and upon the Company without regard to whether this Warrant has been marked to indicate such amendment or waiver.

10.           Rights of Transferees.  Subject to compliance with Section 2, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

11.           Captions.  The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

12.           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)       if to the Company:

Hawaiian Holdings, Inc.
3375 Koapaka Street
Suite G-350
Honolulu, Hawaii  96819

Attention: Chief Executive Officer

Facsimile: (808) 835-3690

with copies to:

Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Charles I. Weissman, Esq.
Facsimile: (212) 698-3599

(b)           if to the Holder, at such Holder’s address as set forth on the books and records of the Company

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

13.           Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

14.           Governing Law.  THIS WARRANT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

15.           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Warrant with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

16.           Entire Agreement.  This Warrant contains the entire agreement among the parties with respect to the subject matter hereof and thereby supercedes all prior and contemporaneous agreements or understandings with respect thereto.

17.           No Strict Construction.  The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant.  The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant, this Warrant shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant.

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IN WITNESS WHEREOF, Hawaiian Holdings, Inc. has caused this Warrant to be signed by its duly authorized officer under its corporate seal, duly attested by its authorized officer, and dated as of the date first above written.

HAWAIIAN HOLDINGS, INC.

By:
	Name:	Peter R. Ingram
	Title:	Chief Financial Officer and Treasurer

SUBSCRIPTION FORM

To:	Hawaiian Holdings, Inc.
3375 Koapaka Street
Suite G-350
Honolulu, HI 96819
Attention: Chief Executive Officer
Facsimile: (808) 835-3690

1.             The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to                 shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.             The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

☐	Exercise for Cash
☐	Reduction in Term Loan

3.             Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.             The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.             If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)

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